CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated June 23, 1998 on the statement of the excess of revenues over specific operating expenses for Hickory Hollow Mall, Rivergate Mall, Village at Rivergate, Courtyard at Hickory Hollow and Lions Head Village for the year ended December 31, 1997 included in this Form 8-K, into the Company's previously filed Registration Statement Form S-3 (File No. 333-47041).


                                        Arthur Andersen LLP



New York, New York
June 23, 1998